Exhibit 10.2
AGREEMENT
This Agreement dated as of February 21, 2013 (this “Agreement”) is made and entered into by and between Whole Foods Market, Inc., a Texas corporation (the “Company”), and Walter Robb (the “Employee”).
WHEREAS, on May 14, 2010, the Company granted to the Employee options (the “Award Options”) to purchase 75,000 shares of common stock of the Company (the “Common Stock”) pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”) and an award agreement thereunder reflecting the terms and conditions of the Award Options (the “Award Agreement”), which would vest ratably over nine years;
WHEREAS, the Award Options, taken together with other Awards (as defined in the Plan) made to the Employee during the Plan Year (as defined in the Plan), may have exceeded the maximum number of shares of Common Stock with respect to which Awards may be granted to an Eligible Person (as defined in the Plan) during any Plan Year (the “Annual Limit”) by 33,650;
WHEREAS, the Company and the Employee have concluded that it is in their respective best interests that the portion of the Award Options in excess of the Annual Limit be rescinded;
NOW, THEREFORE, in consideration of the premises and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:
1.    Rescission. The Employee hereby agrees to the rescission of the portion of the Award Options representing the right to purchase 33,650 shares of Common Stock (the “Rescinded Options”), as indicated on Exhibit A under the caption “Rescinded Options”, and such Rescinded Options shall cease to be outstanding for any and all purposes and the Award Agreement shall be deemed amended to reflect the reduction in accordance with this Section 1 of the Award Options. Except as set forth in this Section 1, the terms and conditions of the Award Agreement continue in full force and effect.
2.    Entire Agreement; Successors and Assigns; Amendments and Waivers. This Agreement is intended by the parties hereto as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the Rescinded Options. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement shall be binding on each of the parties hereto, and their respective heirs, executors, administrators, successors and assigns. The provisions of this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

3.    Further Assurances. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable laws, and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement, and to consummate, perform and make effective the agreements and release contemplated hereby.
4.    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
5.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to any conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
6.    Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties hereto as expressed herein; and if such a modification is not possible, that provision will be severed from this Agreement; and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.
[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.
EMPLOYEE

/s/ Walter Robb
Walter Robb

WHOLE FOODS MARKET, INC.

/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Executive Vice President and Chief Financial Officer

Exhibit A

Number of Options	Number of Options Vested Before Date of this Agreement	Number of Options Unvested at Date of this Agreement Before Rescission	Vesting Dates for Remaining Award Options	Unvested Award Options Before Rescission	Rescinded Options	Unvested Award Options After Rescission
75,000	17,250	57,750	May 14, 2013	8,250	—	8,250
			May 14, 2014	8,250	—	8,250
			May 14, 2015	8,250	650	7,600
			May 14, 2016	8,250	8,250	—
			May 14, 2017	8,250	8,250	—
			May 14, 2018	8,250	8,250	—
			May 14, 2019	8,250	8,250	—
					33,650